Exhibit 10.8

EXECUTION VERSION

CONFIDENTIAL

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of July 1, 2015 (the “Execution Date”), is made by and between Applied Genetic Technologies Corporation, a Delaware corporation (the “Company”), and Biogen MA Inc., a Massachusetts corporation (the “Purchaser”).

WHEREAS, the parties hereto have entered into a Collaboration and License Agreement of even date herewith (the “Collaboration Agreement”); and

WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to sell and issue to Purchaser, shares of the common stock, $0.001 par value per share, of the Company (“Common Stock”) having an aggregate purchase price equal to Thirty Million Dollars ($30,000,000)(the “Purchase Amount”), subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the parties hereby agree as follows:

1.Purchase and Sale of Shares.  Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase at the Closing (as defined below), that whole number of shares of Common Stock (the “Shares”) as is closest to the quotient of the (a) the Purchase Amount divided by (b) the product of (i) the volume-weighted average price per share of the Common Stock as reported by the Nasdaq Global Market during the twenty (20) consecutive trading days immediately preceding the Execution Date, multiplied by (ii) 120% (the “Price per Share”).

2.Closing; Deliveries.

(a)Closing. Subject to the satisfaction or waiver of each of the conditions set forth in Sections 7, 8 and 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), the closing of the sale and purchase of the Shares (the “Closing”) shall take place on the third (3rd) business day after the satisfaction or waiver of each of the conditions set forth in Sections 7, 8 and 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), remotely via the exchange of documents and signatures, or at such other location as may be agreed upon by the Company and Purchaser. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

(b)Deliveries.

(i)At the Closing, the Company will issue and deliver to Purchaser or its designated affiliate a certificate representing the Shares, registered in the name of Purchaser or, to the extent permitted under Section 11(l), of its designated affiliate (any such designee being hereinafter referred to as the “Substitute Purchaser”); provided, that the Purchaser shall have given the Company written notice of such designation not less than two (2) business days prior to the Closing. The Company will also deliver at the Closing: (A) a certificate in form and substance reasonably satisfactory to Purchaser and duly executed on behalf of the Company by an authorized officer of the Company, certifying that the conditions to Closing set forth in Section 7 of this Agreement have been fulfilled and (B) a certificate of the secretary of the Company dated as of the Closing Date certifying (1) that attached thereto is a true and complete copy of the Amended and Restated Bylaws of the Company as in effect at the time of the actions by the Board of Directors of the Company referred to in clause (2) below, and on the Closing Date; (2) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date; (3) that attached thereto is a true and complete copy of the Company’s Fifth Amended and Restated Certificate of Incorporation as in effect at the time of the actions by the Board of Directors of the Company referred to in clause (2) above, and on the Closing Date; and (4) as to the incumbency and specimen signature of any officer of the Company executing this Agreement on behalf of the Company.

(ii)At the Closing, Purchaser or its designated affiliate will deliver to the Company the Purchase Amount, in the form of a wire transfer of immediately available funds to a bank account designated by the Company.  The Company will notify Purchaser in writing of the wiring instructions for such account not less than three (3) business days before the Closing Date. Purchaser will also deliver, or cause to be delivered, at the Closing: (A) a certificate in form and substance reasonably satisfactory to the Company duly executed by an authorized officer of Purchaser certifying that the conditions to Closing set forth in Section 8 of this Agreement have been fulfilled, (B) a certificate of the secretary or assistant secretary of Purchaser dated as of the Closing Date certifying as to the incumbency and specimen signature of any officer executing this Agreement on behalf of Purchaser, and (C) in the event that Purchaser shall have designated a Substitute Purchaser pursuant to subsection (i) above, an instrument of adherence, in form and substance acceptable to the Company, whereby the Substitute Purchaser shall have agreed to join in and be bound by the representations, warranties, covenants and obligations of the Purchaser hereunder. References in this Agreement to the Purchaser shall be deemed to include any permitted Substitute Purchaser to which the Shares are issued at the Closing.

3.Representations and Warranties of the Company.  The Company represents and warrants to Purchaser as follows:

(a)Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted in the Company SEC Reports, to enter into this Agreement and to carry out the transactions contemplated by this Agreement, including the issuance and sale of the Shares.  The Company is duly qualified as a foreign corporation and is in good standing in all such jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified would not have a Material Adverse Effect, as hereinafter defined.

For purposes of this Agreement, “Material Adverse Effect” shall mean any change, event, circumstance, development or effect (each, a “Change”) that, individually or in the aggregate with all other Changes, has had or would reasonably be expected to have a material adverse effect on the Company’s financial condition, business or operations;  provided that none of the following, and no Change arising out of or resulting from the following, in each case to the extent arising after the date of this Agreement, shall constitute (in and of itself) a Material Adverse Effect or be taken into account in determining whether a “Material Adverse Effect” has occurred (except, in the cases of clauses (i) and (ii)(A), (D) and (E), where the Company is disproportionately adversely affected relative to other persons operating in the industries or markets in which the Company operates): (i) any Change generally affecting (A) the industries in which the Company operates or (B) the economy, credit or financial or capital markets or political conditions in the United States or elsewhere in the world where the Company operates, including changes in interest or exchange rates, or (y) any Change arising out of, resulting from or attributable to (A) changes or prospective changes in law, in applicable regulations of any governmental entity, in generally accepted accounting principles or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing in the United States or elsewhere in the world where the Company operates, (B) the announcement or pendency of this Agreement, (C) the taking of any action by the Company to the extent the taking of such action is expressly required by this Agreement or the Collaboration Agreement or the failure by the Company to take any action to the extent the taking of such action is expressly prohibited by this Agreement or the Collaboration Agreement, (D) acts of war (whether or not declared), hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), hostilities, sabotage or terrorism in the United States or elsewhere in the world where the Company operates, (E) pandemics, earthquakes, hurricanes, tornados or other natural disasters in the United States or elsewhere in the world where the Company operates, (F) any decline in the market price, or change in trading volume, of the Company Common Stock (it being understood, in each case, that the facts or occurrences giving rise or contributing to such decline or change may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect), or (G) any failure by the Company to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period, or any changes in credit ratings and any changes in any analysts recommendations or ratings with respect to the Company (it being understood, in each case, that the facts or occurrences giving rise or contributing to such failure or change may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

(b)Capitalization and Voting Rights.

(i)The authorized capital of the Company as of the date hereof consists of: (A) 150,000,000 shares of Common Stock of which, as of the date of this Agreement, (1) 16,490,654 shares are issued and outstanding and (2) 3,056,253 shares are reserved for issuance pursuant to the Company’s stock incentive plans and outstanding warrants to purchase shares of common stock, of which 1,514,940 shares are issuable upon the exercise of stock options and warrants outstanding on the date hereof and (B) 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock (x) have been duly authorized and validly issued, (y) are fully paid and non-assessable and (z) were issued in compliance with all applicable federal and state securities laws and not in violation of any preemptive rights.

(ii)All of the authorized shares of Common Stock are entitled to one (1) vote per share.

(iii)Except as described or referred to in Section 3(b)(i) above, as of the date hereof, there are not: (A) any outstanding equity securities, options, warrants, rights (including conversion or preemptive rights) or other agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company or (B) any restrictions on the transfer of capital stock of the Company other than pursuant to state and federal securities laws.

(iv)The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration

(c)Subsidiaries. The Company has no subsidiaries.

(d)Authorization of this Agreement.  The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action of the Company, its directors and stockholders.  The Company has duly executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

(e)Authorization of the Shares.

(i)The issuance, sale and delivery of the Shares hereunder by the Company have been duly authorized by all requisite corporate action of the Company, its directors and stockholders, and, when so issued, sold and delivered, the Shares will be validly issued, free and clear of all liens and encumbrances, fully paid and nonassessable, and not subject to preemptive rights, rights of first refusal or similar rights of the stockholders of the Company or others.

(ii)No stop order or suspension of trading of the Common Stock has been imposed by Nasdaq, the SEC or any other governmental agency or body and remains in effect.

(f)No Governmental Consent or Approval Required.  No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Company for or in connection with the valid and lawful authorization, execution and delivery by the Company of this Agreement or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Shares, except (i) exemptive filings under applicable securities laws, which are not required to be made until after the Closing and which shall be made on a timely basis and (ii) as required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the “HSR Act”).

(g)No Defaults. The Company is not in default under or in violation of (i) its Fifth Amended and Restated Certificate of Incorporation  or its Amended and Restated Bylaws of the Company (together, each as amended through the date hereof, the “Organizational Documents”), (ii) any provision of applicable law or any ruling, writ, injunction, order, permit, judgment or decree of any governmental agency or body or (iii) any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, except, in the case of subsections (ii) and (iii), as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. There exists no condition, event or act which after notice, lapse of time, or both, would constitute a default or violation by the Company under any of the foregoing, except, in the case of subsections (ii) and (iii), as would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(h)No Conflict.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of applicable law or any ruling, writ, injunction, order, permit, judgment or decree of any governmental agency or body, (ii) result in any violation or default or constitute an event, with or without the passage of time and giving of notice, that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, or (iii) violate or conflict with any of the provisions of the Organizational Documents, except, in the case of (i) and (ii), which would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(i)Litigation. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, there is no action, suit, proceeding or investigation pending (of which the Company has received notice or otherwise has knowledge) or, to the Company’s knowledge, threatened, against the Company or which the Company intends to initiate which has had or is reasonably likely to have a Material Adverse Effect.

(j)Licenses and Other Rights; Compliance with Laws. The Company has all franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except where the failure to be in compliance does not and would not have a Material Adverse Effect. The Company has not taken any action that would interfere with the Company’s ability to renew all such permits, except where the failure to renew such permits would not have Material Adverse Effect. The Company is and has been in compliance with all laws applicable to its business, properties and assets, and to the products and services sold by it, except where the failure to be in compliance does not have, and would not reasonably be expected to have, a Material Adverse Effect.

(k)SEC Filings; Financial Statements.

(i)The Company has timely filed all forms, reports and documents required to be filed by it with the United States Securities and Exchange Commission (“SEC”).  All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof and prior to the closing) are referred to herein as the “Company SEC Reports.”  As of their respective filing dates, each of the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if subsequently amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received by the Company from the SEC or its staff.

(iii)Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Company Financials”), including any Company SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) fairly presented the financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated.

(iv)The Common Stock is listed on The Nasdaq Global Market, and the Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Market. The Company has not received any notification that, and has no knowledge that, the SEC or the Nasdaq Global Market is contemplating terminating such listing or registration.

(l)Absence of Certain Changes or Events.  Since March 31, 2015 there has been no change in the business, assets (other than intangible assets), capitalization, financial condition, operations or results of operations of the Company taken as a whole that has had a Material Adverse Effect.

(m)No Registration.  Assuming the accuracy of the representations and warranties of Purchaser in Section 4 herein, the issuance of Shares to Purchaser is exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption.

(n)No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.

(o)Brokers’ or Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated by this Agreement.

(p)Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Shares, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(q)Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery Law.

(r)Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(s)Intellectual Property. The Company owns or possesses adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and, to the knowledge of the Company, material patents and patent applications, in each case necessary for the conduct of its business as described in the Company SEC Reports. The Company has no knowledge that the conduct of its business as described in the Company SEC Reports conflicts or will conflict with any such rights of others, except as would not have a Material Adverse Effect. The Company has not within the last three years received any written notice of any claim of conflict with any such rights of others. For purposes of this paragraph, “knowledge” shall be deemed to mean, with respect to the Company, the actual knowledge, after inquiry of patent counsel, but without any other duty of inquiry, of the Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, Chief Business Officer, Chief Scientific Officer and Senior Director – Process Development, Senior Director – Research and Pre-Clinical Studies and any other person performing substantially the same functions as any of the foregoing.

4.Representations, Warranties and Covenants of Purchaser.  Purchaser represents and warrants to and covenants with the Company as follows:

(a)Purchase for Investment.  Purchaser is acquiring the Shares purchasable by it hereunder for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(b)Unregistered Securities; Legend.  Purchaser understands that the issuance and sale of the Shares has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such rules and regulations thereunder, that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such state securities laws or a subsequent disposition thereof is exempt from registration, that the certificate(s) for the Shares shall bear a legend as set forth in Section 11(d) (unless and until such legend is removed in accordance with Section 5(b)), and that appropriate stop transfer instructions may be issued.  Purchaser further understands that such exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent expressed herein.

(c)Status of Purchaser.  Purchaser has not been formed for the specific purpose of acquiring the Shares pursuant to this Agreement.  Purchaser understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Company that Purchaser is an “accredited investor” for purposes of acquiring the Shares purchasable by it hereunder.

(d)Knowledge and Experience; Economic Risk.  Purchaser has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction.  Purchaser is able to bear the economic risk of such investment, including a complete loss of the investment.

(e)Access to Information.  Purchaser acknowledges that it and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Company concerning the Company and its business and the transactions contemplated by this Agreement, and to obtain any additional information which the Company possesses or can acquire that is necessary to verify the accuracy of the information regarding the Company herein set forth or otherwise desired in connection with Purchaser’s purchase of the Shares purchasable by it hereunder.

(f)Place of Business.  Purchaser has listed its principal place of business in Section 11(f) below.

(g)Authorization of this Agreement.  Purchaser has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

(h)Restrictions on Sale.No Shares, or any interest therein, may be sold, pledged or otherwise transferred at any time or under any circumstances unless the sale of the Shares proposed to be transferred has been registered under the Securities Act and qualified under all other applicable securities laws, or the Company has received an opinion of counsel reasonably acceptable to the Company to the effect that such sale, pledge or transfer may be effected without registration under the Securities Act or qualification under all other applicable securities laws and the proposed transferee has made such representations and agreements as the Company shall reasonably require to comply with the Securities Act and any other applicable securities laws.

(i)Standstill Agreement.  During the eighteen (18) month period following the Execution Date (the “Restricted Period”), without the Company’s prior written consent, Purchaser will not (and will ensure that its “affiliates” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) will not):  (i) purchase or otherwise acquire, or offer, seek, propose or agree to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any outstanding voting securities of the Company, or any direct or indirect rights or options to acquire any such securities or any securities convertible into such securities, or ownership of all or substantially all of the assets of the Company; (ii) seek or propose, alone or in concert with others, to control or influence in any manner the management or the Board of Directors of the Company; (iii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the proxy rules under the Exchange Act and the regulations thereunder) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company; (iv) form, join, or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to voting securities of the Company; (v) make any public announcement or proposal with respect to the Transaction or any other transaction or proposed transaction of the type described in the foregoing clauses (i) through (iii) between the parties, any of the Company’s security holders or any of the Company’s affiliates; or (vi) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; provided, however, that nothing in this letter agreement shall prohibit Purchaser in any way from making any non-public offer or proposal to the Company (or the Board of Directors thereof).  Notwithstanding anything to the contrary in the foregoing sentence, each of the restrictions contained in this paragraph (collectively, the “Standstill”) shall lapse at such time as: (x) the Company enters into a definitive agreement with any person not affiliated with Purchaser with respect to a merger, sale of assets or securities or other business combination as a result of which such other person would succeed to a majority of the voting securities, assets or business of the Company, or (y) a person not affiliated with Purchaser has commenced an offer (or publicly announced an intention to offer) to acquire a majority of the Company’s outstanding voting securities or undertaken (or publicly announced an intention to undertake) a proxy contest with respect to the election of directors of the Company or that would if successful result in such person owning a majority of the outstanding voting securities of the Company, or (z) the Company publicly discloses that it has waived any standstill or similar provision in any other agreement between the Company and any third party, including any provision analogous or substantially similar to the Standstill.

(j)Voting.   The Purchaser agrees that at any annual or special meeting of stockholders of the Company held during the Restricted Period (including, without limitation, a meeting held to authorize any merger or other transaction involving an acquisition or change in control of the Company, hereinafter referred to as a “Drag Along Transaction”) it will vote, or cause to be voted, all Shares then held of record or beneficially owned by the Purchaser in accordance with the recommendation of the Board of Directors of the Company and will, if so requested by the Company, deliver to the Company, for use at any such meeting, and not revoke, a duly executed proxy directing that the Shares be voted in accordance with such recommendation. For the avoidance of doubt, it is understood and intended by the parties that Purchaser will not assert, and will take all necessary actions to waive, any dissenters', appraisal or other similar rights that it may have in connection with any such Drag Along Transaction recommended by the Board of Directors of the Company.

5.Covenants of the Company.

(a)Current Public Information; NASDAQ Listing. The Company shall use its reasonable efforts to (i) make available on a timely basis current public information concerning the Company, within the meaning of Rule 144(c)(1) under the Securities Act, and (ii) cause the Common Stock to remain listed on the NASDAQ Global Market.

(b)Removal of Legends.  The Company shall use its reasonable efforts to ensure that the restrictive legends and stop transfer instructions described in Section 4(b) are removed within three (3) business days following receipt by the Company of a written request by the Purchaser (the “Legend Removal Request”), accompanied by such customary representations, notices and other documentation (including, but not limited to, the opinion of Ropes & Gray LLP or other similarly qualified counsel, as securities counsel to Purchaser) as are reasonably requested by the Company’s counsel or transfer agent (the “Legend Removal Documentation”), so as to enable the sale of any Shares in a transaction registered under the Securities Act or pursuant to Rule 144 under the Securities Act, or otherwise in connection with a transaction exempt from registration under the Securities Act; provided, in each case, that such sale is otherwise permitted by this Agreement. Any such Legend Removal Request shall be delivered not less than five (5) business days prior to the date on which the proposed sale is to be effected, during which period, the Purchaser, the Company and their respective counsel will consult concerning the availability of any such exemption. In the event the Company fails to cause the removal of restrictive legends and stop transfer instructions pursuant to this Section 5(b) within the three (3) business day period following the delivery to the Company of Legend Removal Documentation in form and substance reasonably satisfactory to the Company’s counsel and transfer agent, the Company will be responsible for all additional broker fees incurred to ensure the trade settles, including costs to borrow and deliver equivalent securities on Purchaser’s behalf (collectively, “Costs”), until such time as the Company delivers the shares with the legend removed; provided, that such three (3) day period shall be extended by any period of delay attributable to action or inaction by the Company’s transfer agent following delivery by the Company’s counsel to the transfer agent of its opinion in customary form authorizing such legend removal. For the avoidance of doubt, the parties intend that the Costs for which the Company may be responsible hereunder shall not include lost profits or any element of value attributable to changes in the price of the Company’s Common Stock.

6.HSR Filing. Subject to the terms hereof, the Company and the Purchaser agree to cooperate and to use their respective reasonable best efforts to obtain any government clearances or approvals, or expirations or terminations of waiting periods, required for the consummation of the Transactions under the HSR Act, the Sherman Antitrust Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively “Antitrust Laws”), and to respond to any government requests for information under any Antitrust Law.  The parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law.  The Purchaser, in consultation with the Company, shall be entitled to direct any proceedings or negotiations with any governmental entity relating to any of the foregoing, provided that it shall afford the Company and its counsel a reasonable opportunity to participate therein.  Except as prohibited by applicable law, each party shall keep the other party and/or its counsel informed of any substantive communication received by such party from, or given by such party to any governmental entity, in each case regarding any of the transactions contemplated hereby; and permit the other party and/or its counsel to review any substantive communication given by it to, and consult with each other in advance of any meeting or conference with any such governmental entity.

Without limiting the generality of the foregoing, each of the Company and Purchaser shall, within ten (10) days after the Execution Date (or such later time as may be agreed to in writing by the parties), file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act), together with all required documentary attachments thereto (an “HSR Filing”), required of it under the HSR Act in the reasonable opinion of either party with respect to the transactions contemplated hereby and the Collaboration Agreement.  The parties shall cooperate with one another to the extent necessary in the preparation of any such HSR Filing.  Each party shall be responsible for its own costs, expenses, and filing fees associated with any HSR Filing; provided, however, that Purchaser shall be solely responsible for any fees (other than penalties that may be incurred as a result of actions or omissions on the part of the Company) required to be paid to any governmental agency in connection with making any such HSR filing for acquisitions by Purchaser hereunder.  In the event the United States Federal Trade Commission or the United States Department of Justice seeks a preliminary injunction under the HSR Act against the Company and Purchaser to enjoin the transactions contemplated by this Agreement, Purchaser shall have the first right, but not the obligation, to defend against such preliminary injunction, at Purchaser’s cost and expense, in consultation with the Company. If Purchaser has not obtained a discontinuance of such injunction within sixty (60) days of submitting the HSR Filing or if Purchaser does not to pursue such discontinuance, the Company shall have the right, but not the obligation, to take over such defense, at the Company’s cost and expense, in consultation with Purchaser.

7.Conditions Precedent to Closing by Purchaser.  The obligation of Purchaser to purchase and pay for the Shares at the Closing is subject to the satisfaction (or waiver by Purchaser) at or before the Closing of the following conditions:

(a)Representations and Warranties Correct.  Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made at the Closing, except (i) for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date) and (ii) where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

(b)Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)Collaboration Agreement. The Company shall have executed and delivered the Collaboration Agreement, the Effective Date, as defined in the Collaboration Agreement, shall have occurred, the three (3) Business Day period referred to in Section 16.6.3 of the Collaboration Agreement shall have expired, and the Collaboration Agreement shall not have been terminated pursuant to Section 16.6.3 thereof.

(d)No Material Adverse Effect. From and after the date of this Agreement until the Closing Date, there shall have occurred no event that has caused a Material Adverse Effect.

(e)Listing. The Shares shall be eligible and approved for listing on the Nasdaq Global Market.

8.Conditions Precedent to Closing by the Company.  The obligation of the Company to issue and sell the Shares being sold to Purchaser at the Closing is subject to the satisfaction (or waiver by the Company) at or before the Closing of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties made by Purchaser in Section 4 shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made at the Closing.

(b)Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)Collaboration Agreement. Purchaser shall have executed and delivered the Collaboration Agreement, the Effective Date, as defined in the Collaboration Agreement, shall have occurred, the three (3) Business Day period referred to in Section 16.6.3 of the Collaboration Agreement shall have expired and the Collaboration Agreement shall not have been terminated pursuant to Section 16.6.3 thereof.

9.Mutual Conditions to Closing. The obligations of Purchaser and the Company to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:

(a)HSR Act Qualification. The filings required under the HSR Act in connection with this Agreement and in connection with the Collaboration Agreement shall have been made and the required waiting period shall have expired or been terminated as of the Closing Date.

(b)Absence of Litigation. There shall be no action, suit, proceeding or investigation by a governmental agency or body pending or currently threatened in writing against Purchaser that questions the validity of any of this Agreement, the right of Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby or thereby or which, if determined adversely, would impose substantial monetary damages on the Company as a result of the consummation of the transactions contemplated by this Agreement.

(c)No Prohibition. No provision of any applicable law and no judgment, injunction (preliminary or permanent), order or decree that prohibits, makes illegal or enjoins the consummation of the transactions contemplated by this Agreement shall be in effect.

10.Termination.

(a)Ability to Terminate. This Agreement may be terminated at any time prior to the Closing by:

(i)Mutual written consent of the Company and Purchaser;

(ii)Either the Company or Purchaser if the Collaboration Agreement has been terminated by either party thereto;

(iii)Either the Company or Purchaser, on or after the expiration of (A) the 180-day period following the HSR Filing Date, as defined in the Collaboration Agreement, plus (B) an additional five (5) calendar days, plus (C) the succeeding period of six (6) Business Days (the “Termination Date”), if the transactions contemplated by this Agreement shall not have been consummated by the Termination Date;

(iv)Either the Company or Purchaser, upon written notice to the other, if any of the mutual conditions to the Closing set forth in Section 9 shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party within ten (10) business days after receiving receipt of written notice of an intention to terminate pursuant to this clause (iii) provided, however, that the right to terminate this Agreement under this Section 10(a)(iv) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

(v)The Company, upon written notice to Purchaser, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 7(a) or 7(b) could not be satisfied by the Termination Date, (i) upon a material breach of any covenant or agreement on the part of Purchaser set forth in this Agreement, or (ii) if any representation or warranty of Purchaser shall have been or become untrue, in each case such that any of the conditions set forth in Section 8(a), 8(b) or 8(c) could not be satisfied by the Termination Date; and

(vi)Purchaser, upon written notice to the Company, so long as Purchaser is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 8(a) or 8(b) could not be satisfied by the Termination Date, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 7(a), 7(b) or 7(c), as applicable, could not be satisfied by the Termination Date.

(b)Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10(a) hereof, (a) this Agreement (except for this Section 10(b) and Section 11 hereof (other than Section 11(c)), and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 10(b) shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

11.Miscellaneous.

(a)Fees and Expenses.  Except as otherwise provided in this Agreement, each party to this Agreement shall bear all of its own fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including all fees of such party’s legal counsel.

(b)Remedies.  In the event that the Company breaches any one or more of its representations, warranties, covenants or agreements set forth in this Agreement, Purchaser may proceed to protect and enforce its rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement.

(c)Survival of Representations, Warranties and Agreements.  The covenants, representations and warranties of the parties contained herein shall survive any Closing hereunder.  Each of the parties may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person.

(d)Legend.  It is understood that the certificate(s) evidencing the Shares may bear the following legend (or substantially similar legends) until the time set forth in Section 5(b):

“The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 or the “Blue Sky” laws of any jurisdiction.  Such securities may not be sold, transferred, pledged or hypothecated unless the registration, qualification and filing requirements of all applicable jurisdictions have been satisfied or the Corporation has received an opinion of counsel reasonably satisfactory to the Corporation that the proposed transaction will be exempt from registration, qualification, and filings in all such jurisdictions.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN COMMON STOCK PURCHASE AGREEMENT DATED AS OF JUNE 30, 2015, A COPY OF WHICH THE CORPORATION WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.”

(e)Entire Agreement; Effect on Prior Documents.  This Agreement and the Collaboration Agreement contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.

(f)Notices.  All notices, requests, consents and other communications hereunder to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (i) when delivered in person or duly sent by fax showing confirmation of receipt, (ii) three days after being duly sent by first class mail postage prepaid, or (iii) two days after being duly sent by Federal Express or other recognized express international courier service:

(i)if to the Company, to:

Applied Genetic Technologies Corporation

11801 Research Drive

Suite D

Alachua, Florida 32615

Attn: Larry Bullock, Chief Financial Officer

with a copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Attn: Hemmie Chang, Esq.

Fax: (617) 832-7000

(ii)if to Purchaser, to:

Biogen MA Inc.

225 Binney Street

Cambridge, Massachusetts 02142

Attn:  General Counsel

Fax: (866) 546-2758

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, Massachusetts 02199

Attn: Marc Rubenstein, Esq.

Fax: (617) 951-7826

(g)Amendments; Waivers.  This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by the written agreement of the Company and Purchaser.

(h)Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.  Any such counterpart may contain one or more signature pages.  This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf), and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other party.

(i)Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

(j)Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

(k)Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

(l)Assignment. Except for an assignment by the Purchaser of its rights as Purchaser  hereunder to an Affiliate of Purchaser, as hereinafter defined, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Purchaser or the Company without (a) the prior written consent of Company in the case of any assignment by Purchaser or (b) the prior written consent of Purchaser in the case of an assignment by the Company. For purposes of this agreement, “Affiliate” shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Purchaser. For the avoidance of doubt, a change in control of the Company, whether by reason of a Drag Along Transaction or otherwise, shall not be deemed to constitute an assignment prohibited by this subsection.

(m)Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, each of the successors and assigns of the parties hereto and, except as otherwise expressly provided herein, each other person who shall become a registered holder named in a certificate evidencing Shares transferred to such holder by Purchaser or its permitted transferees, and (except as aforesaid) its legal representatives, successors and assigns.

(n)Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:/s/ Susan B.Washer

Name:  Susan B. Washer

Title:   President and CEO

BIOGEN MA INC.

By:/s/ Douglas Williams

Name: Douglas Williams, Ph.D.

Title: Executive Vice President, Research and       Development